                                                                     EXHIBIT 2.2



                            ASSET TRANSFER AGREEMENT



                                 by and between


                       TRANSAMERICAN REFINING CORPORATION
                              (a Texas Corporation)


                                       and


                             TCR HOLDING CORPORATION
                            (a Delaware Corporation)

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                               PAGE
                                                                                                                NO.
                                                                                                                ---
ARTICLE I TRANSFER OF ASSETS AND CLOSING.........................................................................1
         1.01     Assets.........................................................................................1
         1.02     Liabilities....................................................................................1
         1.03     Closing........................................................................................2
         1.04     Further Assurances; Post-Closing Cooperation...................................................2
         1.05     Third-Party Consents...........................................................................3
         1.06     Agreed Value...................................................................................3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARC................................................................3
         2.01     Representations and Warranties in the Securities Purchase Agreement............................3
         2.02     Disclosure.....................................................................................3
         2.03     Real Property Lease Obligations................................................................4
         2.04     Personal Property Leases Obligations...........................................................4
         2.05     Indebtedness...................................................................................4
         2.06     Accounts Payable...............................................................................4
         2.07     Contracts and Licenses.........................................................................4
         2.08     Legal Proceedings..............................................................................4
         2.09     Liens..........................................................................................4
         2.10     Taxes..........................................................................................4

ARTICLE III INDEMNIFICATION......................................................................................5
         3.01     Indemnification................................................................................5
         3.02     Survival of Indemnity and Representations and Warranties.......................................6
         3.03     General Indemnification Procedures.............................................................6
         3.04     Indemnification of Third Party Claims..........................................................6

ARTICLE IV TAX...................................................................................................9
         4.01     Transfer Taxes.................................................................................9
         4.02     Tax Cooperation................................................................................9
         4.03     Tax Indemnification............................................................................9

ARTICLE V DEFINITIONS............................................................................................9
         5.01     Definitions....................................................................................9
         5.02     Construction of Certain Terms and Phrases.....................................................13

ARTICLE VI MISCELLANEOUS........................................................................................13
         6.01     Notices.......................................................................................13
         6.02     Bulk Sales Act................................................................................14
         6.03     Waiver of Vendors' Privileges.................................................................14
         6.04     Entire Agreement..............................................................................14
         6.05     Expenses......................................................................................14
         6.06     Waiver........................................................................................14
         6.07     Amendment.....................................................................................14
         6.08     No Third Party Beneficiary....................................................................14

         6.09     Headings......................................................................................14
         6.10     Invalid Provisions............................................................................14
         6.11     Governing Law.................................................................................15
         6.12     Counterparts..................................................................................15

SCHEDULE A          Assumed Liabilities
SCHEDULE B          General Assignment and Bill of Sale
SCHEDULE C          Assumption Agreement
SCHEDULE D          Real Property Leases
SCHEDULE E          Personal Property Leases
SCHEDULE F          Indebtedness
SCHEDULE G          Accounts Payable as of December 2, 1998
SCHEDULE H          Contracts and Licenses
SCHEDULE I          Legal Proceedings
SCHEDULE J          Liens
SCHEDULE K          Retained Assets
SCHEDULE L          Retained Liabilities
SCHEDULE M          Current Tax Filings and Audits

                  This ASSET TRANSFER AGREEMENT dated as of December 15, 1998 is made and entered into by and between TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerica Energy Corporation, a Delaware corporation ("TEC") and TCR Holding Corporation, a Delaware corporation ("TCR Holding"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 5.01 hereof.

                  WHEREAS, TARC is engaged in the business of owning, constructing, developing and operating a petroleum refinery in St. Charles Parish, Louisiana (the "Refinery");

                  WHEREAS, TEC, TARC, TCR Holding and TransContinental Refining Corporation, a Delaware corporation and wholly-owned subsidiary of TCR Holding ("TransContinental"), have entered into a Securities Purchase Agreement dated December 10, 1998 with Jefferies & Company, Inc., as amended and restated December 15, 1998 by and among TEC, TARC, TCR Holding, TransContinental, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P, TCW Shared Opportunity Fund III, L.P., TCW Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB, LLC, and Jefferies & Company, Inc. (the "Securities Purchase Agreement"); and

                  WHEREAS, it is a condition to the consummation of the transactions under the Securities Purchase Agreement that TARC transfer and assign to TCR Holding, and that TCR Holding acquire from TARC certain of the assets of TARC and that TCR Holding assume certain liabilities of TARC;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         TRANSFER OF ASSETS AND CLOSING

                  1.01 Assets

                  (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, TARC will transfer, convey, assign and deliver to TCR Holding, and TCR Holding will acquire, at the Closing, all of TARC's right, title and interest in, to and under the Assets and Properties of TARC, except as otherwise provided in Sections 1.01(b) and 1.02, as the same shall exist on the Closing Date (the "Assets").

                  (b) Retained Assets. Notwithstanding anything in this Agreement to the contrary, the Retained Assets shall be excluded from and shall not constitute Assets and TCR Holding shall have neither any rights nor any obligations with respect thereto.


                  1.02 Liabilities. In consideration of the transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, TCR Holding will assume and will agree to pay, perform and discharge when due the Liabilities of TARC listed in Schedule A hereto (the "Assumed Liabilities").

                  1.03 Closing. The Closing will take place on the Closing Date at the offices of Milbank, Tweed, Hadley & McCloy, 350 Park Avenue, New York, New York. On the Closing Date, (i) TARC will assign and transfer to TCR Holding all of its right, title and interest in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (A) a General Assignment and Bill of Sale in the form of Schedule B hereto (the "General Assignment), duly executed by TARC, (B) an assignment of Intellectual Property in form and substance acceptable to TCR Holding, (C) general warranty deeds in proper statutory form for recording and otherwise in form and substance acceptable to TCR Holding conveying title to the Assets comprised of real property and all of the rights arising out of the ownership thereof or appurtenant thereto, together with all buildings, structures, facilities, fixtures and other improvements thereto, and (D) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance acceptable to TCR Holding and its counsel, as shall be effective to vest in TCR Holding good title to the Assets (the General Assignment and the other instruments referred to in clauses (B),(C) and (D) being collectively referred to herein as the "Assignment Instruments") and (ii) TCR Holding will assume the Assumed Liabilities pursuant to (X) an Assumption Agreement in the form of Schedule C hereto (the "Assumption Agreement"), duly executed by TCR Holding, and (Y) such other instruments of assumption as shall be effective to cause TCR Holding to assume the Assumed Liabilities as and to the extent provided in Section 1.02 (the Assumption Agreement and such other instruments referred to in clause (Y) being collectively referred to herein as the "Assumption Instruments").

                  1.04 Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, at TCR Holding's request and without further consideration, TARC shall execute and deliver to TCR Holding such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as TCR Holding may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to TCR Holding, and to confirm TCR Holding's title to, all of the Assets, and, to the full extent permitted by Law, to put TCR Holding in actual possession and operating control of the Refinery and the Assets and to assist TCR Holding in exercising all rights with respect thereto, and otherwise to cause TARC to fulfill its obligations under this Agreement.

                  (b) Effective on the Closing Date, TARC hereby constitutes and appoints TCR Holding the true and lawful attorney of TARC, with full power of substitution, in the name of TARC or TCR Holding, but on behalf of TARC and for the benefit of TCR Holding: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that TCR Holding may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through
(iii) as TCR Holding shall deem desirable. TARC hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. TARC shall execute and deliver to TCR Holding at the Closing an acknowledged power of attorney to the foregoing effect.

                  (c) Following the Closing, TARC will afford TCR Holding, its counsel and accountants access to the books, records and other data relating to the Assets in TARC's possession, if any, with respect to periods prior to the Closing and the right to make copies and extracts therefrom. Further, TARC agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any books, records and other data without first offering in writing to surrender such books, records and other data to TCR Holding and TCR Holding shall not have agreed to take possession thereof within thirty (30) days of such offer.

                  1.05 Third-Party Consents. To the extent that any Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach of or a default under any contract either constituting or governing Contract. TARC shall use its best efforts to obtain the consent of such other party to the assignment of any Contract in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, TARC shall cooperate with TCR Holding in any arrangement designed to provide TCR Holding with the benefits intended to be assigned to TCR Holding under or pursuant to such Asset, including enforcement at the cost and for the account of TARC of any and all rights of TARC against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

                  1.06 Agreed Value. The parties agree that for purposes of all federal and state income tax filings the agreed upon value of the Assets will be $1,100,000,000 as of October 31, 1998.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF TARC

                  TARC and TEC hereby represent and warrant, jointly and severally to TCR Holding as follows:

                  2.01 Representations and Warranties in the Securities Purchase Agreement. TARC and TEC hereby represents and warrants to TCR Holding for the benefit of TCR Holding that each of the representations and warranties made by TARC and TEC in the Securities Purchase Agreement are true and correct.

                  2.02 Disclosure. All material facts relating to the condition of the Refinery and the other Assets and Properties and Liabilities of TARC have been disclosed to TCR Holding in the Securities Purchase Agreement and neither the Securities Purchase Agreement nor any of the documents or certificates delivered by or on behalf of TARC in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  2.03 Real Property Lease Obligations. Schedule D contains a true and correct list of all leases and subleases of real property as to which TARC is the lessee or sublessee.

                  2.04 Personal Property Leases Obligations. Schedule E contains a true and correct list of all leases and subleases of furniture, fixtures, equipment, machinery, vehicles and other tangible personal property used or held for use by TARC in the conduct of its business as to which TARC is the lessee or sublessee.

                  2.05 Indebtedness. Schedule F contains a true and correct list of all Indebtedness of TARC.

                  2.06 Accounts Payable. Schedule G contains a true and correct list of all obligations of TARC with respect to accounts payable as of December 2, 1998 and all accrued liabilities as of December 14, 1998. All such accounts payable were incurred in the ordinary course of the Business and, to the extent incurred as part of the development of Phase I or Phase II of the Refinery, were incurred in accordance with the Plans (as defined in the Securities Purchase Agreement).

                  2.07 Contracts and Licenses. Schedule H contains a true and correct list of all (i) Contracts (other than those listed in Schedules D and E) to which TARC is a party and which are utilized in the conduct of TARC's business, including, without limitation, Contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements and (ii) all Licenses owned or possessed by TARC or utilized by TARC in the conduct of its business.

                  2.08 Legal Proceedings. Schedule I contains a true and complete list of all Actions and Proceedings to which TARC is a party or to which any of the Assets and Properties of TARC is subject.

                  2.09 Liens. Schedule J contains a true and correct list of all Liens on the Assets and Properties of TARC.

                  2.10 Taxes.

                  (a) TARC (or the affiliated group of which TARC is a member) has filed (or will file) all Tax Returns required to be filed by applicable law on or prior to Closing Date. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. TARC (or the affiliated group of which TARC is a member) has paid (and as to Tax Returns not filed as of the date hereof, will pay) all Taxes that are due, or claimed or asserted by any taxing authority to be due for the periods covered by the Tax Returns or (ii) has duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP. TARC (or the affiliated group of which TARC is a member) maintains (and until the Closing Date will maintain) on its books and records reserves adequate to pay all Taxes not yet due and payable.

                  (b) There are no Tax liens upon the Assets other than liens for Taxes not yet due and payable.

                  (c) TARC (or the affiliated group of which TARC is a member) has complied (and until the Closing Date will comply) with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

                  (d) Except as set forth in Schedule M, TARC (or the affiliated group of which it is a member) has not requested any extension of time within which to file any Tax Return and has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns; the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of TARC (or the affiliated group of which it is a member); Tax Returns have been examined by the appropriate taxing authorities for all periods; (iii) no deficiency for any Taxes has been suggested, proposed, asserted or assessed against TARC or any member if the affiliated group of which TARC is a member that has not been resolved and paid in full; and (iv) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of TARC or any member of the affiliated group of which TARC is a member.

                                  ARTICLE III

                                 INDEMNIFICATION

                  3.01 Indemnification.

                  (a) Each of TARC and TEC shall, jointly and severally, to the fullest extent permitted by applicable law, indemnify TCR Holding, its officers, directors, Affiliates, agents and representatives and their respective successors and assigns (collectively, the "TCR Parties") in respect of, and hold the TCR Parties harmless from and against, any and all Losses suffered, incurred or sustained, as suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any agreement on the part of TARC contained in this Agreement (including those made by reference to the Securities Purchase Agreement) or (ii) the Retained Assets or any Retained Liability.

                  (b) TCR Holding shall, to the fullest extent permitted by applicable law, indemnify TARC, its officers, directors, Affiliates, agents and representatives and their respective successors and assigns (collectively, the "TARC Parties") in respect of, and hold the TARC Parties harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to the Assets or the Assumed Liabilities, except to the extent any such loss arises out of any Loss giving rise to indemnification under Section 3.01(a).

                  3.02 Survival of Indemnity and Representations and Warranties. The indemnity provisions contained in this Article III and the representations and warranties of TARC and TEC contained in this Agreement (including those made by reference to the Securities Purchase Agreement) shall survive indefinitely regardless of (i) any investigation made at any time by or on behalf of any TCR Party, (ii) any termination of this Agreement or the Securities Purchase Agreement or (iii) acceptance of the Assets by TCR Holding.

                  3.03 General Indemnification Procedures. Any party claiming entitlement to indemnification pursuant to Section 3.01 (the "Indemnified Party"), shall give the party obligated to provide indemnification under Section
3.01 (the "Indemnifying Party") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 90 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article III, except to the extent the Indemnifying Party is materially prejudiced by such failure, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article III.

                  3.04 Indemnification of Third Party Claims.

                  (a) The obligations and Liabilities of an Indemnifying Party under this Article III with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article III ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

                  (1) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article III, except to the extent the Indemnifying Party is materially prejudiced by such failure, and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article III.

                  (2) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled, upon obtaining the prior written approval of the Indemnifying Party, to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party; provided further, that in no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in each such jurisdiction.

                  (3) In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim, as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, without further cost or expense to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party.

                  (4) In the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, without further cost or expense to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.

                  (5) No Third Party Claim may be settled without the prior written consent of the Indemnifying Party, unless such settlement (i) includes an unconditional release of both the Indemnifying Party and each Indemnified Party from all liability arising out of such Third Party claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of either the Indemnifying Party or any Indemnified Party.

                  (6) The Indemnified Party agrees to repay to the Indemnifying Party all amounts advanced to the Indemnified Party or expended on Indemnified Party's behalf pursuant to this
                  Article III in the event that a court of competent jurisdiction subsequently determines that the Indemnified Party was not entitled to be indemnified pursuant to the terms of this Article III.

                  (b) Subject to the foregoing conditions and obligations and the conditions set forth below, TCR Holding has agreed to provide the TARC Parties with limited indemnification with respect to the proceeding commenced by the New Orleans District Office of the U.S. Equal Employment Opportunity Commission ("EEOC"), which proceeding is captioned, "Commissioner Joyce E. Tucker, Charging Party, and TransAmerican Refining Company/Southeast Louisiana Contractors of Norco, Inc., Respondent, Charge Number ###-##-#### (the "EEOC Charge"):

                  (1) TCR Holding shall, to the fullest extent permitted by applicable law, indemnify and hold the TARC Parties harmless against all judgments, fines and amounts paid in settlement, to the extent actually and reasonably incurred by the TARC Parties in connection with the EEOC Charge or any EEOC Litigation (as such term is defined below), but excluding all expenses (including reasonable attorneys' fees and disbursements) incurred by the TARC Parties in connection therewith, to a maximum amount of $1,000,000 (the "Indemnification Amount").

                  (2) TARC shall keep TCR Holding apprised of all activities regarding the EEOC Charge, including, without limitation, all communications from the EEOC, whether written or oral, any attempt by the EEOC to engage in conciliation with respect to the EEOC Charge and any actual or threatened court action based on or arising out of the EEOC Charge (the "EEOC Litigation");

                  (3) TCR Holding, at its option, shall be permitted to participate in any activity relating to the EEOC Charge, including any conciliation or other discussions with the EEOC, and/or any EEOC Litigation and to assume the defense of thereof, in whole or in part;

                  (4) TARC must cooperate fully in the defense of the EEOC Charge and any EEOC Litigation; and

                  (5) TARC must refrain from settling or otherwise disposing of the EEOC Charge and/or any EEOC Litigation, or having any discussions in connection therewith, without obtaining TCR Holding's prior written consent. In addition, TARC may not enter into a settlement agreement with respect to the EEOC Charge and/or any EEOC Litigation unless such settlement agreement (i) includes an unconditional release of TCR Holding, as a third party beneficiary, and (ii) does not include a statement as to or any admission of fault, culpability or a failure to act by or on behalf of either TARC or TCR Holding.

                  (6) The Indemnification Amount shall be reduced by the following:

                                    (i) Any amounts recovered by TARC, or any of
                  its successors or assigns, or John R. Stanley, or anyone acting on his behalf, in connection with the action captioned TransAmerican Refining Company and John R. Stanley v. Bill Elder, WWL-TV A.H. Belo Corp, Case No.: WWL-TV 30-S-94168, in state court in Louisiana, whether by settlement, by judgment of the court or otherwise, and

                                    (ii) All amounts spent by TCR Holding in
                  connection with its participation in or assumption of the defense of the EEOC Charge or any EEOC Litigation, as provided above, including, without limitation, all reasonable attorneys' fees, costs and disbursements.

                  (7) Notwithstanding the foregoing, TCR Holding shall not be obligated to indemnify the TARC Parties if a court of competent jurisdiction shall determine that the TARC Parties, or anyone acting on any of the TARC Parties' behalf, misrepresented any material fact with regard to the EEOC Charge in the course of negotiations in connection with the Transaction Documents (as defined in the Securities Purchase Agreement).

                                   ARTICLE IV

                                       TAX

                  4.01 Transfer Taxes. TCR Holding shall pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless TARC on an after-Tax basis with respect to such Transfer Taxes. TCR Holding shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  4.02 Tax Cooperation. After the Closing Date, TARC and the affiliated group of which it is a member will cooperate in the preparation of all Tax Returns, will provide any records and other information that TRC Holding requests, will provide access to, and the cooperation of, its auditor, and will cooperate with TRC Holding in connection with any Tax investigation, audit or other proceeding.

                  4.03 Tax Indemnification. After the Closing Date, TARC will indemnify and hold harmless TCR Holding from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to all Taxes imposed on TARC or any member of the affiliated group of which TARC is a member, including Taxes imposed on TARC or any such member under Treas. Reg.
Section 1.1502-6 or any state or local counterpart thereto or as a result of any contractual agreements between TARC or any member of the affiliated group of which TARC is a member and any other persons the Closing Date

                                   ARTICLE V

                                   DEFINITIONS

                  5.01 Definitions.

                  (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Act" has the meaning set forth in Section 2.04.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that (i) directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified or (ii) is an employee, officer, director or stockholder of such person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Asset Transfer Agreement and the Schedules hereto as the same shall be amended from time to time.

                  "Assets" has the meaning set forth in Section 1.01(a).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Assignment Instruments" has the meaning set forth in
Section 1.03.

                  "Assumed Liabilities" has the meaning set forth in
Section 1.02.

                  "Assumption Agreement" has the meaning set forth in
Section 1.03.

                  "Assumption Instruments" has the meaning set forth in
Section 1.03.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York or California are authorized or obligated to close.

                  "Closing" means the closing of the transactions contemplated by Section 1.03.

                  "Closing Date" means December 15, 1998 or such other date as the parties hereto may mutually agree.

                  "Code" means the Internal Revenue Code of 1986.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "General Assignment" has the meaning set forth in
Section 1.03.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" has the meaning set forth in Section 3.07.

                  "Indemnifying Party" has the meaning set forth in
Section 3.07.

                  "Indenture" means the Indenture of even date herewith among TARC and The Bank of New York as trustee (the "Trustee") governing the 15% Senior Secured Notes due 2003 issued by TARC and to be assumed by TCR Holding.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by TARC (other than trade receivables generated in the ordinary course of business of the
TARC).

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "License" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of TARC's business.

                  "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Refinery" has the meaning set forth in the recitals to this Agreement.

                  "Retained Assets" means those assets of TARC listed in Schedule K hereto.

                  "Retained Liabilities" means all Liabilities of TARC other than Assumed Liabilities, including the Liabilities listed on Schedule L hereto.

                  "Securities" has the meaning set forth in the recitals to this Agreement.

                  "Securities Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity by
(i) TARC or (ii) any member of the affiliated group of which TARC is a member with respect to Taxes that relate to the Assets.

                  "TCR Parties" has the meaning set forth in Section 3.01.

                  "Third Party Claim" has the meaning ascribed to it in Section 3.03.

                  "Transfer Taxes" means all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.

                  5.02 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and
(iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to TCR Holding, to:

                  14902 River Road
                  New Sarpy, LA  70078
                  Attn:  Glenn McGinnis

                  with copies to:

                  Trust Company of the West
                  11100 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California  90025
                  Attn:  Nicholas W. Tell

                  Milbank, Tweed, Hadley & McCloy
                  601 South Figueroa Street, 30th Floor
                  Los Angles, California  90017
                  Attn:  Kenneth J. Baronsky

                  If to TARC, to:

                  1300 East North Belt, Suite 310
                  Houston, TX  77032-2949
                  Attn:  Ed Donahue
                  with a copy to:

                  Gardere & Wynne, LLP
                  1601 Elm Street
                  3000 Thanksgiving Tower
                  Dallas, TX  75201
                  Attn:  C. Robert Butterfield


                  6.02 Bulk Sales Act. The parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

                  6.03 Waiver of Vendors' Privileges. TARC waives any and all vendors' privileges to which TARC is entitled and further waives any right to rescind or dissolve the transfer of the Assets conveyed to TCR Holdings on account of the nonfulfillment of any of TCR Holdings' obligations hereunder, to which TARC might be entitled pursuant to La. Civ. Code Arts. 2561-2564 or otherwise and further warrants that third parties may deal with TCR Holdings, free and clear of any express or implied resolutory condition or any express or implied right of recission.

                  6.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto.

                  6.05 Expenses. Except as set forth herein, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby.

                  6.06 Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions hereof, nor shall any waiver in any one instance be deemed a continuing waiver or a waiver in any other instance. No waiver shall be binding unless executed in writing by the party to be charged with such waiver.

                  6.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  6.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article III.

                  6.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  6.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby,

(a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such state, including, without limitation,
Section 5-1401 of the New York General Obligations Law.

                  6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                       TCR HOLDING CORPORATION



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       TRANSAMERICAN REFINING CORPORATION



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                TARC/TCR HOLDING

                            ASSET TRANSFER AGREEMENT

                                   SCHEDULE A

                               ASSUMED LIABILITIES

                  1. $150 million aggregate principal amount of the 15% Senior Secured Notes due 2003 ("Notes") issued pursuant to the Indenture (the "Indenture") dated as of December 15, 1998, between TransAmerican Refining Corporation and The Bank of New York, as Trustee, as secured by (a) an Act of Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 14, 1998, by TransAmerican Refining Corporation, as mortgagor, in favor of The Bank of New York, as Trustee, as mortgagee, recorded in the records of the Clerk of Court, St. Charles Parish, Louisiana, Entry No. 227767, MOB _________, folio _________, COB ________, folio
__________; and (b) a Security Agreement (the "Security Agreement"), dated as of December 15, 1998 by TransAmerican Refining Corporation, in favor of The Bank of New York, as Trustee, together with the financing statement(s) filed in connection therewith.

                  2.   The Indenture.

                  3.   As defined in the Indenture:

                       (a) The Notes;
                       (b) The Project Agreements;
                       (c) The Construction Collateral and Disbursement
                           Agreement; and
                       (d) The Registration Rights Agreement.

                  4. Real Property Lease Obligations. All obligations of TARC under the leases and subleases listed on Schedule D.

                  5. Personal Property Lease Obligations. All obligations of TARC under the leases and subleases listed on Schedule E.

                  6. Indebtedness. All obligations of TARC under the Indebtedness listed under the heading "Assumed" on Schedule F.

                  7. Accounts Payable. All obligations of TARC under (i) the accounts payable listed on Schedule G to the extent such accounts payable were incurred in the ordinary course of Business, and to the extent incurred as part of development of Phase I or Phase II of the Refinery, were incurred in accordance with the Plans (as defined in the Securities Purchase Agreement) and (ii) those additional accrued liabilities of TARC listed under the heading "Assumed" on Schedule G.

                  8.   Contracts and Licenses. All obligations of TARC under
                       (i) the Contracts listed under the heading "Assumed Contracts" on Schedule H and (ii) all of the Licenses listed on Schedule H.

                  9. Legal Proceedings. All obligations of TARC arising out of the Actions and Proceedings listed on Schedule I, other than TARC and JRS v. Bill Elder, WWL-TV, A.H. Belo Corp.

                  10. Liens. Those Liens listed under the heading "Assumed" on Schedule J.

                  11. The other Transaction Documents, as defined in the Securities Purchase Agreement.

                  Liabilities not otherwise assumed or specifically related hereunder up to $500, plus additional liabilities incurred in the ordinary course of business not to exceed $1.0 million in the aggregate.

                  Penalty interest on TARC sub debt (so long as an exchange offer is consummated within 2 months (or 3 months if the exchange offer Registration Statement is reviewed by the Securities and Exchange Commission)).

                                   SCHEDULE B

                       GENERAL ASSIGNMENT AND BILL OF SALE

                  THIS GENERAL ASSIGNMENT AND BILL OF SALE is entered into this 15th day of December, 1998 by and between TCR Holding Corporation, a Delaware corporation ("Purchaser"), and TransAmerican Refining Corporation, a Texas corporation ("Seller").

                  WHEREAS, Purchaser and Seller have entered into an Asset Transfer Agreement, dated as of December 15, 1998 (the "Asset Transfer Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Transfer Agreement), pursuant to which Seller has agreed to transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the Assets and Properties of Seller, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith;

                  WHEREAS, Seller desires to transfer and assign to Purchaser the Assets and Properties of Seller pursuant to Section 1.04 of the Asset Transfer Agreement and Purchaser desires to accept the transfer, conveyance, assignment and delivery thereof;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably transfers, conveys, assigns and delivers to Purchaser all of Seller's right, title and interest in, to and under all of the Assets of Seller, other than the Retained Assets listed in Schedule K to the Asset Transfer Agreement, as the same shall exist on the date hereof TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

                  Purchaser hereby accepts the transfer, conveyance, assignment and delivery of the Assets.

                  At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto.

                  Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

                  This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.

                                      TCR HOLDING CORPORATION



                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                                      TRANSAMERICAN REFINING CORPORATION



                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE C

                              ASSUMPTION AGREEMENT



                  THIS ASSUMPTION AGREEMENT is entered into this 15th day of December, 1998 by and between TCR Holding Corporation, a Delaware corporation ("Purchaser"), and TransAmerican Refining Corporation, a Texas corporation ("Seller").

                  WHEREAS, Purchaser and Seller have entered into an Asset Transfer Agreement, dated as of December 15, 1998 (the "Asset Transfer Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Transfer Agreement), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the Assets and Properties of Seller, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing this Assumption Agreement;

                  WHEREAS, pursuant to Section 1.04 of the Asset Transfer Agreement, Purchaser is required to execute and deliver to Seller this Assumption Agreement whereby Purchaser assumes such obligations;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the Assumed Liabilities.

                  Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

                  Other than as specifically stated above or in the Asset Transfer Agreement, Purchaser assumes no debt, liability or obligation of Seller, including without limitation the Retained Liabilities, by this Assumption Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and assigns.

                  No Person other than Seller, its successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

                  This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such

State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

                                      TCR HOLDING CORPORATION



                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                                      TRANSAMERICAN REFINING CORPORATION



                                      By:
                                         ----------------------------------
                                           Name:
                                           Title:

                               Omitted Schedules
                               -----------------

         Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted from this filing certain schedules to Exhibit 2.2. The Company agrees to furnish supplementally copies of any such omitted schedules to the Commission upon request. The contents of the omitted schedules are described below:

  Schedule D -- Real Property Leases
  Schedule E -- Personal Property Leases
  Schedule F -- Indebtedness
  Schedule G -- Accounts Payable as of December 2, 1998
  Schedule H -- Contracts and Licenses
  Schedule I -- Legal Proceedings
  Schedule J -- Liens
  Schedule K -- Retained Assets
  Schedule L -- Retained Liabilities
  Schedule M -- Current Tax Filings and Audits